COLUMBIA HAMILTON LANE GROWTH INNOVATION FUND

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

TABLE OF CONTENTS

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THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts, effective on August 20, 2026, by the Trustees hereunder and the holders of shares of beneficial interest issued hereunder and to be issued hereunder as hereinafter provided, amending and restating in its entirety the Agreement and Declaration of Trust dated July 1, 2026 for the purpose of changing the name of the Trust to “Columbia Hamilton Lane Growth Innovation Fund” pursuant to Section 8 of Article VIII:

WITNESSETH that

WHEREAS, this Trust has been formed to carry on the business of an investment company; and

WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustee hereunder, IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares in this Trust as hereinafter set forth.

ARTICLE I

NAME AND DEFINITIONS

This Trust shall be known as “Columbia Hamilton Lane Growth Innovation Fund” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 1. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “Trust” refers to the Massachusetts business trust established by this Agreement and Declaration of Trust, as amended from time to time;

(b) “Trustees” refers to the persons signatory hereto, so long as they continue in office in accordance with the terms of this Declaration of Trust, and all other persons who may from time to time be duly elected or appointed in accordance with Article IV hereof;

(c) “Shares” means the equal proportionate units of interest into which the beneficial interest in the Trust or in the Trust property in any class of Shares of the Trust (as the context may require) shall be divided from time to time;

(d) “Shareholder” means a record owner of Shares;

(e) “1940 Act” refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

(f) The terms “Commission” and “principal underwriter” shall have the meanings given them in the 1940 Act;

(g) “Declaration of Trust” or “Declaration” shall mean this Amended and Restated Agreement and Declaration of Trust, as amended or restated from time to time;

(h) “Bylaws” shall mean the Bylaws of the Trust, as amended from time to time;

(i) The terms “class” and “class of Shares” refer to each class of Shares into which the Shares of the Trust may from time to time be divided in accordance with the provisions of Article III.

ARTICLE II

PURPOSE OF TRUST

The purpose of the Trust is to engage in the business of a management investment company.

ARTICLE III

SHARES

Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, without par value. Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any class shall be entitled to receive dividends, when and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof. Except as otherwise provided in Section 6 of this Article III, no Share shall have any priority or preference over any other Share with respect to dividends or distributions upon termination of the Trust made pursuant to Article VIII, Section 4 hereof. Except as otherwise provided in Section 6 of this Article III, all dividends and distributions shall be made ratably among all Shareholders according to the number of Shares held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees may from time to time divide or combine the Shares of any particular class into a greater or lesser number of Shares of that class without thereby changing the proportionate beneficial interest of the Shares of that class in the assets attributable to that class or in any way affecting the rights of Shares of any other class.

Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each class. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each class and as to the number of Shares of each class held from time to time by each.

Section 3. Investments in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration as they from time to time authorize.

Section 4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 5. Power of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of (i) responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust, or (ii) designating and establishing classes in addition to those established in Section 6 of this Article III; provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders. The establishment and designation of any class of Shares shall be effective upon either the execution by a majority of the then Trustees of an amendment to this Declaration of Trust or the adoption by vote or written consent of a majority of the then Trustees of a resolution setting forth such establishment and designation and the relative rights and preferences of such class and such eligibility requirements for investment therein as the Trustees may determine, or as otherwise provided in such amendment or resolution.

Without limiting the generality of the foregoing, the Trustees may, without the approval of Shareholders, for the above-stated purposes, amend the Declaration of Trust to:

(a) create one or more classes of Shares (in addition to any classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as shares of particular classes in accordance with such eligibility requirements;

(b) amend any of the provisions set forth in paragraphs (a) through (h) of Section 6 of this Article III;

(c) combine one or more classes of Shares into a single class on such terms and conditions as the Trustees shall determine or consolidate, merge or transfer assets of the Trust as set forth in Article VIII, Section 5;

(d) change or eliminate any eligibility requirements for investment in Shares of any class, including without limitation the power to provide for the issue of Shares of any class in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;

(e) change the designation of any class of Shares;

(f) change the method of allocating dividends among the various classes of Shares; and

(g) allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more classes of Shares.

Section 6. Establishment and Designation of Classes of Shares. The establishment of any class of Shares shall be effective upon the adoption by the Trustees of a resolution that sets forth the establishment and designation of, or otherwise identifies, such class, whether directly in such resolution or by reference to, or approval of another document that sets forth the designation of, or otherwise identifies, such class, including any registration statement, any amendment and/or restatement of this Declaration of Trust and/or as otherwise provided in such resolution. The relative rights and preferences of each class shall be as set forth herein or in the registration statement relating thereto, unless otherwise provided in the resolution or other document establishing such class. Any action that may be taken by the Trustees with respect to any class, including any addition, modification, division, combination, classification, reclassification, change of name, exchange, or termination, may be made in the same manner as the establishment of such class.

Shares of each class established pursuant to this Section 6 shall have the following rights and preferences relative to other classes of the Trust, together with such other rights and preferences relative to such other classes as are set forth in any resolution of the Trustees establishing and designating such class of Shares:

(a) Apportionment of Assets. To the extent necessary or appropriate to give effect to the relative rights and preferences of any classes of Shares, (i) any assets, income, earnings, profits, proceeds, liabilities, expenses, charges, costs and reserves may be allocated or attributed to a particular class of Shares or apportioned among two or more classes of Shares; and (ii) Shares of any class may have priority or preference over shares of other classes with respect to dividends or distributions upon termination of the Trust or class or otherwise, provided that no Share shall have any priority or preference over any other Shares of the same class and that all dividends and distributions to Shareholders of a particular class shall be made ratably among all Shareholders of such class according to the number of Shares of such class held of record by such Shareholders on the record date for any dividend or distribution or on the date of termination, as the case may be.

(b) Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any class) with respect to, nor any redemption or repurchase of, the Shares of any class shall be effected by the Trust other than from the assets attributable to such class, nor shall any Shareholder of any particular class otherwise have any right or claim against the assets attributable to any other class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other class.

Dividends and distributions on Shares of a particular class may be paid or credited in such manner and with such frequency as the Trustees may determine, to the holders of Shares of that class, from such of the earnings or profits, surplus (including paid-in surplus), capital (including paid-in capital) or assets as the Trustees may deem appropriate or desirable, after providing for actual and accrued liabilities, expenses, costs, charges and reserves belonging and allocated to that class. Such dividends and distributions may be paid at such times pursuant to the offering prospectus relating to the Shares or pursuant to a standing vote or votes of the Trustees adopted only once or from time to time or pursuant to other authorization or instruction of the Trustees. All dividends and distributions on Shares of a particular class shall be distributed pro rata to the Shareholders of that class in proportion to the number of Shares of that class held by such Shareholders at the time of record established for the payment or crediting of such dividends or distributions.

(c) Voting. Notwithstanding any of the other provisions of this Declaration, including, without limitation, Section 1 of Article V, the Shareholders of any particular class shall not be entitled to vote on any matters as to which such class is not affected. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the Bylaws, be voted in the aggregate as a single class without regard to class of Shares, except that (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more classes of Shares materially differently, Shares shall be voted by individual class and (2) when the matter affects only the interests of one or more classes, only Shareholders of such classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees.

(d) Equality. Except to the extent necessary or appropriate to give effect to the relative rights and preferences of any classes of Shares, all the Shares of the Trust shall represent an equal proportionate interest in the assets belonging to the Trust and each Share of any particular class shall be equal to each other Share of that class.

(e) Fractions. Any fractional Share of a class shall carry proportionately all the rights and obligations of a whole Share of that class, including rights with respect to voting, receipt of dividends and distributions, repurchases of Shares, and termination of the Trust.

(f) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any class shall have the right to exchange said Shares for Shares of one or more other classes of Shares in accordance with such requirements and procedures as may be established by the Trustees.

(g) Combination of Classes. Without limiting the authority of the Trustees set forth in Article VIII, Section 5, the Trustees shall have the authority, without the approval of the Shareholders of any class unless otherwise required by applicable law, to combine the assets and liabilities attributable to any class into assets and liabilities attributable to a single class.

(h) Elimination of Class. At any time that there are no Shares outstanding of any particular class previously established and designated, the Trustees may abolish that class and rescind the establishment and designation thereof, either by amending this Declaration of Trust in the manner provided in Section 5 of this Article III for the establishment and designation of classes (if such class was established and designated by an amendment to this Declaration of Trust), or by vote or written consent of a majority of the then Trustees (if such class was established and designated by Trustee vote or written consent).

Section 7. Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular class and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust (or attributable to the class) of which he or she is a Shareholder or former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

Section 8. No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

Section 9. Derivative Claims. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust’s principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 90 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders.

ARTICLE IV

THE TRUSTEES

Section 1. Election and Tenure. The number of Trustees constituting the Board shall be as fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by at least 66 2/3% of the Trustees. Subject to any retirement policy adopted by the Trustees, each Trustee shall hold office until his or her successor is elected or the Trust terminates, except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least 66 2/3% of the other Trustees, specifying the effective date of removal; and (c) if required by Section 16(c) of the 1940 Act, any Trustee may be removed at any meeting of the Shareholders by a vote of at least 66 2/3% of the outstanding Shares. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. Notwithstanding any provision to the contrary contained in this Declaration of Trust, this Section 1 may not be amended to reduce the percentage vote required to change the number of Trustees or to remove a Trustee without the approval of at least 66 2/3% of the Trustees

Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; they may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

Without limiting the foregoing, the Trustees shall have power and authority:

(a) To invest and reinvest cash, and to hold cash uninvested;

(b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

(c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

(f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(j) To borrow funds or other property;

(k) To endorse or guarantee the payment of any notes or other obligations of any person; and to make contracts of guaranty or suretyship, or otherwise assume liability for payment of such notes or other obligations;

(l) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability; and

(m) To pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, administrators, investment advisers or managers, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors, and such other expenses and charges, as the Trustees may deem necessary or proper to incur.

Section 5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular class, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 6. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

Section 7. Advisory, Management and Distribution Contracts. Subject to such requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any class with any corporation, trust, association or other organization (a “Manager”); and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for a Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments. The Trustees may also, at any time and from time to time, contract with a Manager or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms as the Trustees may determine.

The fact that:

(i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor or affiliate or agent of or for any corporation, trust, association or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii) any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter’s or distributor’s contract or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations or other organizations, or has other business or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE V

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1. Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, (ii) to the extent provided in Article III, Section 9 as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (iii) with respect to the termination of the Trust or any class to the extent and as provided in Article VIII, Section 4 and (iv) with respect to such additional matters relating to the Trust as may be required by applicable law, including the 1940 Act, this Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. The number of votes that each whole or fractional Share shall be entitled to vote as to any matter on which it is entitled to vote shall be as specified in the Bylaws. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a class are outstanding the Trustees may exercise all rights of Shareholders of that class with respect to matters affecting that class and may with respect to that class take any action required by law, this Declaration of Trust or the Bylaws to be taken by the Shareholders thereof.

Section 2. Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the Bylaws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place (or virtually by telephonic or any electronic means) designated by the Trustees. Notice of any meeting of Shareholders, stating the time and place of the meeting, shall be given or caused to be given by the Trustees to each Shareholder by mailing such notice, postage prepaid, at least seven days before such meeting, at the Shareholder’s address as it appears on the records of the Trust, or by facsimile or other electronic transmission, at least seven days before such meeting, to the telephone or facsimile number or e-mail or other electronic address most recently furnished to the Trust (or its agent) by the Shareholder. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 3. Quorum and Required Vote. Except when a larger quorum is required by law, by the Bylaws or by this Declaration of Trust, 30% of the votes entitled to be cast shall constitute a quorum at a Shareholders’ meeting. When any one or more classes is to vote as a single class separate from any other Shares which are to vote on the same matters as a separate class or classes, 30% of the votes entitled to be cast by each such class entitled to vote shall constitute a quorum at a Shareholders’ meeting of that class. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by law. If any question on which the Shareholders are entitled to vote would adversely affect the rights of any class of Shares, the vote of a majority (or such larger vote as is required as aforesaid) of the Shares of such class which are entitled to vote, voting separately, shall also be required to decide such question.

Section 4. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the Bylaws) and holding a majority (or such larger proportion as aforesaid) of the Shares of the Trust or any class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5. Record Dates. For the purpose of determining the Shareholders of the Trust or any class who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of the Trust or such class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of the Trust or any class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be on or before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of the Trust or such class having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for the Trust or one or more classes for all or any part of the period prior to a meeting of Shareholders or the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different classes.

Section 6. Additional Provisions. The Bylaws may include further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VI

NET INCOME, DISTRIBUTIONS, AND REDEMPTIONS AND REPURCHASES

Section 1. Distributions of Net Income. The Trustees shall each year, or more frequently if they so determine in their sole discretion, distribute to the Shareholders of the Trust or of a class, in Shares, cash or otherwise, an amount approximately equal to the net income attributable to the assets of the Trust, or belonging to such class, and may from time to time distribute to the Shareholders of the Trust or of a class, in Shares, cash or otherwise, such additional amounts as they may authorize. Except as otherwise permitted by paragraph (a) of Section 6 of Article III, all dividends and distributions shall be distributed pro rata to Shareholders in proportion to the number of Shares held by such Shareholders and recorded on the books of the Trust at the date and time of record established for the payment of such dividend or distributions.

The manner of determining net income, income, asset values, capital gains, expenses, liabilities and reserves of any class may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform such manner of determination to any other method prescribed or permitted by applicable law. Net income shall be determined by the Trustees or by such person as they may authorize at the times and in the manner provided in the Bylaws. Determinations of net income of any class and determinations of income, asset value, capital gains, expenses and liabilities made by the Trustees, or by such person as they may authorize, in good faith, shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

If, for any reason, the net income of any class determined at any time is a negative amount, the pro rata share of such negative amount allocable to each Shareholder of such class shall constitute a liability of such Shareholder to that class which shall be paid out of such Shareholder’s account at such times and in such manner as the Trustees may from time to time determine (x) out of the accrued dividend account of such Shareholder, (y) by reducing the number of Shares of that class in the account of such Shareholder or (z) otherwise.

Section 2. Redemptions and Repurchases.

(a) From time to time the Trust may redeem or repurchase its Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act and the rules thereunder, including Rule 23c-3 under the 1940 Act, or any exemption therefrom. The Trust may require Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Trust, to the underwriter or to any other person designated by the Trustees upon redemption or repurchase of Trust Shares in such amount as shall be determined from time to time by the Trustees. The Trust may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees. The Trustees may from time to time specify conditions, not inconsistent with the 1940 Act and the rules thereunder, or any exemption therefrom, regarding the redemption or repurchase of Shares of the Trust.

(b) Subject to Section 2(a) of Article VI of this Declaration of Trust, Shares may be redeemed or repurchased at their net asset value, as determined in accordance with the Bylaws, next determined, or at such other price as is in compliance with the 1940 Act and the rules thereunder, or any exemption therefrom, which may be reduced by any sales charge, withdrawal charge, redemption fee, or repurchase fee, or any other form of fee or charge authorized by the Trustees. Any class of preferred Shares or other senior security that is a stock pursuant to Section 18 of the 1940 Act may be redeemed or repurchased on such terms as are stipulated in the document or resolution of the Trustees establishing the terms.

(c) The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Shares of which are being redeemed. The fair value, selection and quantity of any securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

(d) The Trust, consistent with the requirements of this Declaration and Rule 23c-3 under the 1940 Act and at the direction of the Trustees, may repurchase at net asset value the Shares of a Shareholder or of any person acquiring Shares from or through a Shareholder if: (a) all or part of such Shares have been transferred in violation of this Declaration or the Bylaws or such Shares have vested in any person by operation of law as a result of the death, dissolution, bankruptcy or incompetency of a Shareholder; (b) ownership of such Shares by such Shareholder or other person will cause the Trust to be in violation of, or subject the Trust or any Shareholder to additional registration or regulation under the securities, commodities, or other laws of the U.S. or any other relevant jurisdiction; (c) continued ownership of such Shares may be harmful or injurious to the business or reputation of the Trust, or may subject the Trust or any Shareholders to an undue risk of adverse tax or other fiscal consequences; (d) any representation or warranty made by a Shareholder in connection with the acquisition of its Shares was not true when made or has ceased to be true; or (e) repurchase of such Shares would be in the best interests of the Trust. Shareholders whose Shares are involuntarily repurchased by the Trust will not be entitled to a return of any amount of any fees paid by any such Shareholder in connection with such Shareholder’s purchase of any such Shares.

(e) The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, or to comply with the requirements of any other taxing authority.

ARTICLE VII

COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2. Limitation of Liability. No Trustee, officer, employee or agent of the Trust shall be subject to any liability whatsoever to any person in connection with Trust property or the affairs of the Trust, and no Trustee shall be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or principal underwriter of the Trust or for the act or omission of any other Trustee. For the sake of clarification and without limiting the foregoing, the appointment, designation or identification of a Trustee as the chairman of the Board, the lead or assistant lead independent Trustee, a member or chairman of a committee of the Board, an expert on any topic or in any area (including an audit committee financial expert) or as having any other special appointment, designation or identification shall not (a) impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or (b) affect in any way such Trustee’s rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall (x) be held to a higher standard of care by virtue thereof or (y) be limited with respect to any indemnification to which such Trustee would otherwise be entitled. Nothing in this Declaration of Trust, including without limitation anything in this Article VII, Section 2, shall protect any Trustee, officer, employee or agent of the Trust against any liabilities to the Trust or its Shareholders to which he, she or it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office or position with or on behalf of the Trust.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE VIII

MISCELLANEOUS

Section 1. Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or any class shall look only to the assets of the Trust, or, to the extent that the liability of the Trust may have been attributable to a particular class, only to the assets attributable to the relevant class, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officer or officers or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets attributable to the class for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or she or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer or officers or Shareholders or any other person individually.

Section 2. Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 4. Termination of Trust or Class. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of at least 66-2/3% of the Shares entitled to vote, or by the Trustees by written notice to the Shareholders. Any class may be terminated at any time by vote of at least 66-2/3% of the Shares of that class, or by the Trustees by written notice to the Shareholders of that class.

Upon termination of the Trust (or any class of the Trust, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities of the Trust (or attributable to the particular class, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets belonging to the Trust (or attributable to the particular class, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds of the Trust (or attributable to the particular class, as the case may be), to the Shareholders of the Trust (or class, as the case may be), ratably according to the number of Shares held by the several Shareholders of the Trust (or class, as the case may be) on the date of termination.

Section 5. Reorganizations. The Trust may, either as the successor, survivor or non-survivor, (1) consolidate or merge with one or more other trusts, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, to form a consolidated or merged trust, sub-trust, partnership, limited liability company, association or corporation under the laws of any state under the laws of which any one of the constituent entities is organized or (2) transfer all or a substantial portion of its assets to one or more other trusts, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, sub-trusts, partnerships, limited liability companies, associations or corporations transfer all or a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by the Trust in connection therewith. Unless otherwise required by applicable law, any such consolidation, merger or transfer may be authorized by vote of a majority of the Trustees then in office without the approval of Shareholders of the Trust.

Section 6. Filing of Copies, Reference, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or to control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 7. Applicable Law. This Declaration of Trust is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Section 8. Amendments. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees provided notice of such amendment (other than amendments having the purpose of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein, or having any other purpose which is ministerial or clerical in nature) shall be transmitted promptly to Shareholders of record at the close of business on the effective date of such amendment.

Section 9. Addresses. The address of the Trust is 290 Congress Street, Boston, MA 02210. The address of each of the Trustees is 290 Congress Street, Boston, MA 02210.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the day first above written.

/s/ Pamela G. Carlton	/s/ Amrit Kanwal
Pamela G. Carlton	Amrit Kanwal

/s/ George S. Batejan	/s/ Ryan C. Larrenaga
George S. Batejan	Ryan C. Larrenaga

/s/ Kathleen A. Blatz	/s/ Nancy T. Lukitsh
Kathleen A. Blatz	Nancy T. Lukitsh

/s/ Janet Langford Carrig	/s/ Jeninne C. McGee
Janet Langford Carrig	Jeninne C. McGee

/s/ J. Kevin Connaughton	/s/ David M. Moffett
J. Kevin Connaughton	David M. Moffett

/s/ Olive M. Darragh	/s/ Catherine James Paglia
Olive M. Darragh	Catherine James Paglia

/s/ Brian J. Gallagher	/s/ Natalie A. Trunow
Brian J. Gallagher	Natalie A. Trunow

/s/ Douglas A. Hacker	/s/ Sandra L. Yeager
Douglas A. Hacker	Sandra L. Yeager

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109